UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2012 (August 9, 2012)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02          Results of Operations and Financial Condition.

On August 8, 2012, MOCON, Inc. (“MOCON”) issued a press release announcing its results of operations and financial condition for its second quarter ended June 30, 2012.  That press release was furnished as an exhibit to our Current Report on Form 8-K filed on August 9, 2012 (the “Original Filing”).  That press release contained an error in the “Cost of Sales — Products,” “Gross Profit,” “Selling, general and administrative expenses” and “Research and development expenses” line items of the income statement and the reconciliation of non-GAAP to GAAP results of operations data for the quarter ended June 30, 2012 and the six months ended June 30, 2012.

The amount of the “Cost of Sales - Products” should have been higher by $134,792, and the amounts of the “Gross Profit,” “Selling, general and administrative expenses” and “Research and development expenses” should have been lower by $134,792, $38,805 and $95,987, respectively, for the quarter and the six months ended June 30, 2012.  The reported net income (loss) and the reported net income (loss) per share were correct in the August 8, 2012 press release and were unaffected by the error.

In the non-GAAP to GAAP Results of Operations, “Cost of Sales - Products” and “Research and development expenses” should have been lower by $75,000 and $96,000, respectively, and the amounts of “Gross Profit” and “Selling, general and administrative expenses” should have been higher by $75,000 and $198,000, respectively for the quarter and six months ended June 30, 2012.  On a non-GAAP basis, the reported net income for the quarter ended June 30, 2012 should have been $24,000 lower, while the net income per common share remained unchanged for both the basic and diluted figures.  The reported net income for the six months ended June 30, 2012, on a non-GAAP basis, should have been $16,000 lower, while the net income per common share remained unchanged for both the basic and diluted figures.

In the balance sheet data for the period ended June 30, 2012, accounts receivable increased by $168,000, notes payable-current decreased by $20,000, other current liabilities increased by $214,000 and total noncurrent liabilities decreased by $26,000.

A copy of the corrected press release is attached hereto as Exhibit 99.1.

Other than as referenced herein, this Amendment No. 1 to the Original Filing does not amend or otherwise update any other information in the Original Filing.  Accordingly, this Amendment No. 1 should be read in conjunction with the Original Filing.

To supplement MOCON’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), MOCON’s press release includes adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.  These non-GAAP financial measures show MOCON’s net income (loss) and net income (loss) per share after excluding the impact of certain discrete items related to MOCON’s recent acquisition of PBI-Dansensor A/S and non-cash stock option expense.

MOCON believes the non-GAAP financial measures described above provide additional meaningful information for measuring MOCON’s financial performance and facilitate a better understanding of MOCON’s operating performance as compared to historical performance by factoring out potential differences caused by certain charges that were not historically incurred by MOCON.  MOCON’s management and employees are evaluated, for purposes of determining achievement of certain compensation goals, on the basis of MOCON’s financial performance after excluding the impact of certain of the discrete items that are excluded when calculating the adjusted net income (loss) and adjusted net income (loss) per share.

MOCON believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with MOCON’s operating results as determined in accordance with GAAP and should only be used to evaluate MOCON’s operating results in conjunction with the corresponding GAAP measures.  Accordingly, adjusted net income (loss) per share should not be used as a substitute for the reported GAAP net income (loss) or net income (loss) per share.  Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles.  Accordingly, MOCON’s definitions of adjusted net income (loss) and adjusted net income (loss) per share may differ materially from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

All of the historical non-GAAP financial measures used in the corrected press release are reconciled to the most directly comparable GAAP measure in the corrected press release.

The information contained in this Item 2.02 and the exhibit to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by MOCON under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Corrected Press Release issued August 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: August 14, 2012	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Corrected Press Release issued August 14, 2012	Furnished herewith